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                                                                 EXHIBIT 10.2(a)



                       SINO-FOREIGN CO-OPERATION CONTRACT
               ZINDART (XINXING) TOYS (GUANGDONG) COMPANY LIMITED




CHAPTER I       GENERAL PRINCIPLE

Guangzhou Xinjiao Huangbu Economic Development Company and Zindart (Xinxing) Toys (Guangzhou) Company Limited hereby agree to enter into this Contract to establish a co-operative enterprise in Guangzhou, Guangdong Province, PRC, in accordance with the Law of the PRC on Sino-Foreign Co-operative Enterprise and other relevant laws and regulations of China, and based on the principles of equality and mutual benefit, and through friendly negotiations.


CHAPTER II      THE PARTIES

Article 1     The parties to this contract are:


PARTY A:
GUANGZHOU XINJIAO HUANGBU ECONOMIC DEVELOPMENT COMPANY, an enterprise duly incorporated in accordance with the laws of the PRC and registered with the State Administration for Industry and Commerce, Haizhu District Branch, Guangdong Province, PRC.

Registered Address:     Huangbu Village, Xinjiao Town, Haizhu District,
                        Guangdong Province, PRC

Legal Representative:   Gao Jing-fei, Manager, Chinese Nationality


PARTY B:
ZINDART (XINXING) TOYS (GUANGZHOU) COMPANY LIMITED ("PARTY B"), a company duly incorporated in accordance with the laws of Hong Kong and registered with the Hong Kong Business Registry.

Registered Address:     Flats C & D, 25th Floor, Taiping Industrial Centre, 57
                        Ting Kok Road, Tai Po, N.T., Hong Kong.

Legal Representative:   Wu Hailin, President, Australian Nationality


CHAPTER III             ESTABLISHMENT OF CO-OPERATIVE ENTERPRISE

Article 2 Based on the Law of the PRC on Sino-Foreign Co-operative Enterprise and other relevant laws and regulations of China, the parties agree to establish Zindart (Xinxing) Toys (Guangzhou) Company Limited ("the Company").



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Article 3       Name of Company:        Zindart (Xinxing) Toys (Guangzhou)
                                        Company Limited

                Registered Address:     51, Xingang Road East, Guangzhou,
                                        Guangdong, PRC

Article 4 All activities of the Company must be in compliance with the laws, rules and regulations of the PRC.

Article 5 The Company shall be independently audited, self-balancing with its debt liabilities limited to its assets. Each party's liability for the Company's debts shall be determined in accordance with its individual Conditions of Co-operation.

CHAPTER IV              PURPOSE, SCOPE AND SCALE OF OPERATION

Article 6       Purpose:        Strengthening economic co-operation and
                                technological exchange utilising advanced and practical technology and scientific management methods; producing high-quality goods and developing new products; to be internationally competitive in both pricing and quality; and attaining for each party to this Contract satisfactory economic benefits.

Article 7       Scope:          Production, processing and sales of alloy and
                                plastic toys.

Article 8       Scale:          Production of goods amounting to HK$50-60
                                million per year.

CHAPTER V                       TOTAL INVESTMENT AND REGISTERED CAPITAL

Article 9       Total Investment Capital        HK$14 million

Article 10      Total Registered Capital        HK$14 million

Article 11      Conditions of Co-operation:

                Party A: Provision of land, factory premises, part of the equipment, and water and electricity supply facilities
                Party B: Provision of equipment and working capital worth HK$14 million in total, and be responsible for the Company's technique management.

Article 12 The parties shall contribute the registered capital into the Company, and shall provide the Conditions of Co-operation, within 6 months after the date of issuance of the business license,

Article 13 Where one party to this Contract transfers all or part of its Conditions of Co-operation to a third party, consent must be obtained from the other party to this Contract, and shall be approved by the original examining and approving authorities. The other party shall also have a right of first refusal of these Conditions of Co-operation.
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CHAPTER VI               OBLIGATIONS OF PARTIES

Article 14 Unless otherwise provided in this Contract, the parties shall perform the following obligations. All expenses incurred which are necessary for completion of these obligations shall be borne by the Company.

                Party A's Obligations

                1. To apply for approval and registration, and to obtain the business license, from the relevant administrative departments of the PRC Government for the purpose of establishing the Company;

                2. To assist the Company in the purchasing or leasing within PRC of equipment, raw materials, fuel, office supplies, motor vehicles, facilities for telecommunication, etc.;

                3. To assist the Company in connecting workable infrastructures for supply of water, electricity and traffic;

                4. To assist the Company in employing operational management personnel, technicians, labourers and other necessary staff;

                5. To assist foreign national staff members in applying for entry visas, working permits and travelling formalities; and

                6.      To handle other matters assigned by the Company.

                Party B's Obligations

                1. To transport all mechanical equipment and materials, being its contribution into the Company, into a port in Guangdong Province;

                2. To purchase all mechanical equipment and materials outside PRC at the Company's request;

                3. To supply the necessary technicians for the purpose of installation of equipment, test-runs and test-productions, and also supply skilled personnel in production and inspection;

                4.      To train the Company's skilled personnel and labourers;

                5. The foreign party which is responsible for technological exchange shall also ensure that the Company shall constantly produce goods which meet the contractual requirements within the stipulated time;

                6.      To handle other matters assigned by the Company.

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CHAPTER VII             PRODUCT SALES

Article 15 The products of the Company shall be sold in the following manner:-

                Sales abroad:  70%;     Domestic sales:  30%

Article 16      The Company may directly sell the products abroad.

Article 17 Domestic sales of the Company's products may be done through the PRC Commodities or Commercial Departments by way of underwriting or agency, or may be sold directly by the Company.

Article 18 The Company may, on obtaining approval from the relevant PRC Government department, establish product service outlets within or outside China, for the purpose of providing after sales product services.

CHAPTER VIII            BOARD OF DIRECTORS

Article 19 The Board of Directors of the Company shall be established as at the date of registration of the Company.

Article 20 The Board of Directors shall have 9 members - 3 from Party A, 6 from Party B. The Chairman shall be appointed by Party B; the Vice Chairman by Party A. The Chairman shall serve the Board for 4 years, and may be extended by the appointing parties.

Article 21 The Board of Directors is the highest authority within the Company, and shall decide on all important matters. Resolutions on all significant issues shall be decided on a unanimous vote; resolutions on all other matters shall be passed by a majority vote of two-thirds of the directors present.

                The following is a list of matters which require unanimous voting:-

                1. Deciding on and approving important reports raised by the general manager (e.g. development planning, annual operational reports, funds, borrowing, etc.);

                2. Approving financial statements, budgets and profit sharing policies;

                3.  Amending the Company's important policies and regulations;

                4.  Deciding on establishing outlets;

                5.  Amending the Articles of Association of the Company;

                6. Reviewing decision to cease business of or terminate the Company, or to merge with or acquire other business entities;

                7. Deciding on the employment of the general manager, assistant general manager, chief engineer, chief accountant, auditor, etc.

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                8.  Deciding on matters in relation to the Company's winding up at the end of the Term of Co-operation.

Article 22 The Chairman of the Board of Directors shall be the legal representative of the Company. Where for whatever reason the Chairman could not carry out his obligations, he may authorise the Vice Chairman or other Directors to be the representative for the time being.

Article 23 At least one meeting of the Board of Directors shall be held annually, and the Chairman shall call and convene the meeting. Upon request by at least one-third of the total number of Directors, a provisional meeting of the Board of Directors may be held. Minutes shall be filed accordingly.

CHAPTER IX              BUSINESS MANAGEMENT OFFICE

Article 24 The Company shall establish a management office to be responsible for its daily management work. The management office shall have one general manager and 2 assistant general managers, all of whom shall be employed by the Board of Directors with a tenure of 2 years.

Article 25 The general manager shall be responsible for carrying out the resolutions of the Board of Directors, and organising and overseeing the day to day business management of the Company. The assistant general managers shall assist the general manager in carrying out these duties.

                The business management department may appoint various department heads to be in charge of each department's work, to carry out the tasks assigned by the general manager and to be responsible thereto.

Article 26 If either the general manager or the assistant general manager shall be guilty of corruption or serious misconduct, the Board of Directors may by resolution remove him at any time.

CHAPTER X               PURCHASE OF RAW MATERIALS AND EQUIPMENT

Article 27 Preference shall be given to purchasing of all raw materials, accessories, transportation vehicles and office supplies in the PRC if similar terms are offered by both the PRC and international markets.

Article 28 Where the Company appoints Party B to purchase equipment from non-PRC markets, Party A's personnel shall be invited to participate therein.

CHAPTER XI              LABOUR MANAGEMENT

Article 29 The policies on recruitment, dismissal, wages, labour insurance, welfare, discipline, etc. of the Company's staff shall be determined by the Board of Directors having regard to the Regulations of the PRC on Labour Management in Sino-Foreign Joint Equity Enterprises and its Implementing Measures, and the Company shall enter into labour contracts with the trade union organisation in collectively or individually.
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                On signing of the labour contracts, they shall be submitted to the original examining and approving authorities for filing.

Article 30 The Board of Directors shall by resolution set the standards of wages, social insurance, welfare, travelling allowances etc., and decide on the employment of management personnel.

CHAPTER XII     TAXATION, FINANCE, ACCOUNTING

Article 31 The Company shall pay taxes in accordance with the PRC laws and regulations.

Article 32 All foreign staff members of the Company shall pay individual income tax in accordance with the Individual Income Tax Law of the PRC, and all staff members of PRC nationality shall pay individual income adjustment tax in accordance with the Provisional Rules of the PRC on Individual Income Adjustment Tax.

Article 33 The Company's financial accounting system shall be set out in compliance with Accounting Law of the PRC and Law of the PRC on Accounting Systems of Sino-Foreign Joint Venture Enterprises having regard to the specific requirements of the enterprise aggregate, and shall be submitted to the Finance Department of Guangzhou City for filing.

Article 34 The Company may, in accordance with the provisions of the Law of the PRC on Sino-Foreign Joint Venture Enterprises, withhold funds for the reserve foundation, enterprise development foundation and employee benefits and awards foundation. The proportion as to how much to withhold every year shall be determined by the Board of Directors depending on the status of the business operations.

Article 35 The fiscal year of the JV Enterprise shall coincide with the calendar year, i.e. from 1 January to 31 December on the Gregorian calendar. All vouchers, account books, statements and financial statements shall be written in Chinese.

Article 36 The Company shall appoint PRC-registered accountants to carry out audits to the Company's accounts, and shall submit the result of such audit to the Board of Directors and general manager.

                Where one party to the Contract wishes to appoint other accountants to audit the Company's accounts for the year, the other party shall give consent thereto, and the expenses for such audit shall be borne by the party requesting the appointment.

Article 37 During the first month of each fiscal year, the general manager shall prepare the balance sheet, profit and loss statement and profit sharing report of the previous fiscal year, and submit the same to the Board of Directors for approval.
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CHAPTER XIII            FOREIGN EXCHANGE CONTROL

ARTICLE 38 All matters of the Company concerning foreign exchange shall be handled in accordance with the Provisional Regulations Governing Foreign Exchange of the PRC and the pertaining regulations.

ARTICLE 39      The Company shall open separate USD and RMB banking accounts.

ARTICLE 40 All foreign currency receipts of the Company shall be deposited with the Bank of China or other banks designated by the State General Administration of Exchange Control. All foreign currency outgoings shall be paid out of the Company's foreign currency savings account. The Company shall resolve its own balance of foreign exchange income and expenditure.

ARTICLE 41 The foreign currency component of wages and other legitimate income of foreign, Hong Kong and Macau staff members of the Company, after payment of individual income tax, may be remitted abroad in accordance with the law. Party B's foreign currency profits may also be remitted abroad in accordance with the law after payment of profits tax.

CHAPTER XIV             PROFIT SHARING

ARTICLE 42      Profit sharing shall be in the following proportions:

                Party A:    20%;    Party B:    80%

CHAPTER XV              TERM OF CO-OPERATION

ARTICLE 43 Term = 15 years, commencing on the date of issuance of the Company's business licence.

                On request by one of the parties and by unanimous resolution of the Board of Directors, an application may be submitted to the original examining and approving authorities, at least 6 months before the expiry of the Term, for extension of the Term.

CHAPTER XVI             ASSET MANAGEMENT AT EXPIRY OF TERM

ARTICLE 44 At the expiry of the Term, the Company shall be liquidated in accordance with the laws. All surplus assets at the end of the liquidation process shall be distributed according to the Conditions of Co-operation.

CHAPTER XVII            INSURANCE

ARTICLE 45 The various types of insurances of the Company shall be taken out with insurance companies in PRC. The insurance amount and period of insurance shall be determined by the Company based on the requirements of the PRC insurance companies.

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CHAPTER XVIII           AMENDMENT, ALTERATION AND TERMINATION

ARTICLE 46 Amendments to this Contract shall be effected by written agreement between both parties, and shall be approved by the original examining and approving authorities before they become legally effective.

ARTICLE 47 Where, due to situations beyond both parties' control, the provisions of this Contract may not be carried out, or where the Company may no longer carry on its business due to continuing losses, the Company may, by unanimous resolution by the Board of Directors and approved by the original examining and approving authorities, terminate this Contract before expiry of the Term.

ARTICLE 48 Where one party fails to perform or seriously breaches any of the provisions of this Contract or the Articles of Association, affecting the Company in such a way that it may no longer be operated or meet its purpose of operation, the other party shall not only have the right to demand compensation from the defaulting party, but also to apply to the original examining and approving authorities for termination of this Contract. Where both parties agree to continue with this Contract, the defaulting party shall compensate the Company for all economic losses suffered.

CHAPTER XIX             LIABILITY

ARTICLE 49 Where one party fails to contribute the capital and provide co-operation in accordance with the provisions of Chapter V herein, it shall, as of the first month of such failure, pay to the other party 3% of its total capital contribution for each month of continuing failure. Where such failure continues for 3 months, then not only shall the defaulting party pay a total of 9% of its total capital contribution to the other party, but the other party shall, in accordance with Article 48 herein, have the right to terminate this Contract and demand compensation from the defaulting party.

ARTICLE 50 Where, due to one party's breach, this Contract and its supplements may not be performed or fully performed, the defaulting party shall bear all responsibilities of such breach. Where both parties are in breach, then each party shall, depending on the circumstances of the case, bear its own responsibilities in relation to the breach.

ARTICLE 51 To ensure the performance of this Contract and its supplements, both parties shall provide bank guarantees for performance of this Contract.
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CHAPTER XX      FORCE MAJEURE

Article 52 In the event of fire etc. or other unforeseen circumstances directly affecting the performance of this Contract by either party, the party so affected shall forthwith by telex notify the other party of such events, and shall within 15 days produce supporting documents (issued by the notary public office in the district in which such events occurred) in relation to such events. Depending on the extent to which this Contract is affected by such events, both parties shall decide on whether or not to continue with the whole or part of this Contract, or an extension to the time of performance thereof. At the end of such events, the affected party shall forthwith continue to perform the remainder of this Contract.

CHAPTER XXI     APPLICABLE LAW

Article 53 The formation, force, interpretation and performance of, and resolution of disputes under, this Contract shall be governed by the law of the PRC.

CHAPTER XXII    DISPUTE RESOLUTION

Article 54 Where any dispute arises during, and in relation to, the performance of this Contract, both parties shall enter into negotiations in order to resolve the dispute. If the dispute is not resolved by means of negotiations, it shall be submitted to the CIETAC for arbitration and resolution, whose decision shall be final and binding on the parties.

Article 55 During the process of arbitration, the parties shall continue to perform the parts of this Contract which are not in dispute.


CHAPTER XXIII   LANGUAGE

Article 56      This Contract shall be written in the Chinese language.

CHAPTER XXIV    CONTRACT AND MISCELLANEOUS

Article 57 All supplemental documents formed in accordance with the provisions of this Contract shall form part of this Contract.

Article 58 This Contract and its supplements shall come into force as from the date of their approval by the original examining and approving authorities.

Article 59 Where notices involving the rights and obligations of each party are sent to the other party by telex or by facsimile, notices in writing regarding the same shall forthwith be served at the parties' respective registered addresses provided herein.

Article 60 This Contract is signed by the parties' respective authorised representatives in Guangzhou, PRC, on 26 December 1993.


Chop of Party A affixed                Chop of Party B affixed